UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 5, 2006

(Date of earliest event reported)

QUEST RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-17371 (Commission File Number)	90-0196936 (I.R.S. Employer Identification Number)

9520 North May Ave., Suite 300

Oklahoma City, Oklahoma 73120

(Address of principal executive offices, including zip code)

(405) 488-1304

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On December 5, 2006, Quest Resource Corporation announced its monthly statistics for certain operational information for the month of November 2006.

The information for November 2006, the prior six months and year-to-date is as follows:

	May 2006	June 2006	July 2006	August 2006	September 2006	October 2006	November 2006	Year to Date 2006
Production Wells Drilled	85	49	61	45	43	37	37	595
Production Wells Connected	57	72	72	67	55	55	35	613
Production Wells Recompleted	16	11	17	19	3	0	0	122
SWD Wells Drilled	1	1	2	3	1	0	0	15
Pipeline Installed (miles)	34	53.3	42.1	39.9	24.0	9.7	4.2	387.4
Gross Volumes Transported (mcf) (1)	1,341,814	1,362,711	1,452,667	1,512,245	1,535,526	1,635,310	1,576,179(2)(3)	15,169,738
Net Acres Leased	15,797.52	10,158.43	9,898.06	11,089.70	10,580.43	8,280.94	8,332.24	94,461.00

______________________

(1)       Includes approximately 3,000 to 4,000 mcf/daily of natural gas that is transported on our gathering pipeline system for third parties. We receive approximately 30% of these volumes as compensation for transporting this natural gas.

(2)	Preliminary estimate.

(3)           November 2006 gross volumes transported were impacted by downtime due to compression and winter storms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION

By:	/s/ Jerry Cash
Jerry Cash
Chief Executive Officer

Date: December 6, 2006

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